Exhibit 99.2

COURTSIDE ACQUISITION CORP. COMPLETES ACQUISITION

OF AMERICAN COMMUNITY NEWSPAPERS

~ Company Changes Name to American Community Newspapers Inc. ~

New York, NY – July 2, 2007 – Courtside Acquisition Corp. (AMEX: CRB; CRB.U; CRB.WS) (“Courtside”), a public company formed to effect a merger, capital stock exchange, asset purchase or other similar business combination with an operating business, announced the completion of its asset purchase agreement of American Community Newspapers LLC following shareholder approval at the Special Meeting of Stockholders held on June 28, 2007.

The Company is changing its name to American Community Newspapers Inc. (“ACN”). ACN will continue to trade initially under the ticker symbol “CRB.”

“Our new status as a public company provides us with access to the capital markets and additional resources to continue to execute on our growth plan,” stated Gene Carr, Chairman and CEO of ACN. “ACN is building a successful media franchise that underscores the value and growth potential that newspapers offer as the premier advertising platform in local communities. Operating in four affluent markets with 100 publications, our mission is to serve our local market constituents with the news coverage they desire while providing our advertising customers with compelling demographics through our controlled free distribution model.”

Mr. Carr continued, “Moving forward as a public company, we will continue to execute a multi-faceted growth strategy, which includes the strengthening of our leading positions as a provider of local content, the development of new print and online products, continued monetization of Web site traffic, further leveraging of our platform, strategic add-on acquisitions in existing markets, and new cluster acquisitions such as our recent entry into the Columbus, Ohio market. The successful acquisition of the Columbus cluster in May added 22 weekly newspapers and 4 niche publications with total circulation over approximately 412,000 to ACN’s portfolio. We look forward to building on our track record of growth, both organically and through acquisition, in the interests of our customers, employees, and shareholders.”

Richard Goldstein and Bruce Greenwald, former Chairman and President, respectively, of Courtside, commented, “As members of ACN’s Board, we look forward to working with Gene and his world-class team to advance ACN’s leading role in the local community newspaper market. With an impressive portfolio of publications, strong leadership, clear strategic direction, and a successful track record of organic growth and acquisitions, ACN’s future looks bright and we are excited to contribute to the Company’s development.”

About American Community Newspapers, Inc. (“ACN”)

ACN is a community newspaper publisher in the United States, operating within four major U.S. markets: Minneapolis - St. Paul, Dallas, Northern Virginia (suburban Washington, D.C.) and

Columbus, Ohio. These markets are some of the most affluent, high growth markets in the United States, with ACN strategically positioned in the wealthiest counties within each market. ACN’s goal is to be the preeminent provider of local content and advertising in any market its serves. In these markets, ACN publishes three daily and 83 weekly newspapers, each serving a specific community, and 14 niche publications, with a combined circulation of approximately 1,386,000 households as of April 30, 2007. In addition, ACN’s locally focused websites have average monthly page views and visitors of approximately 3.4 million and 1.1 million, respectively, extending the reach and frequency of its products beyond their geographic print distribution area.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Courtside’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, “ “achieve,” and similar expressions, or future or conditional verbs such as “will,” “ would,” “should,” “could,” “may” and similar expressions.

Contacts

American Community Newspapers Inc.

Gene Carr

972-628-4081

Brainerd Communicators, Inc.

Corey Kinger or Jonathan Schaffer (investors)

212-986-6667

Joe LoBello (media)

212-986-6667